UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2018

AMICUS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of
Incorporation)

001-33497	71-0869350
(Commission File Number)	(IRS Employer Identification No.)

1 Cedar Brook Drive, Cranbury, NJ	08512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 662-2000

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 19, 2018, Amicus Therapeutics, Inc., a Delaware corporation (“Amicus”) entered into a Loan Agreement (the “Loan Agreement”) by and among Amicus, as borrower, certain subsidiaries of Amicus from time to time party thereto, as guarantors (the “Guarantors”), and BioPharma Credit PLC, as lender (the “Lender”). Capitalized terms used but not otherwise defined in this Item 1.01 have the respective meanings ascribed to such terms in the Loan Agreement.

The Loan Agreement provides for a $150 million senior secured Term Loan to be extended to Amicus on or about the Closing Date, subject to entering into a security agreement and delivery of other customary deliverables.  The Term Loan bears interest at a rate equal to 3-month LIBOR plus 7.50% per annum and matures five years from the date of the first credit extension (the “Maturity Date”). To the extent that an Event of Default occurs and is continuing, all amounts outstanding under the Loan Agreement will bear additional interest.

The Term Loan will be repaid in four quarterly payments equal to 12.50% thereof starting on the forty-eight month anniversary of the date of the first credit extension with the balance due on the Maturity Date.

The Term Loan is subject to mandatory prepayment provisions that require prepayment upon a change of control.  Amicus may prepay the Term Loan in whole at its option at any time. Any prepayment of the Term Loan is subject to certain make-whole premiums and prepayment premiums.

The obligations under the Loan Agreement are guaranteed by the Guarantors and secured by a first lien security interest in certain assets of Amicus and the Guarantors.

The Loan Agreement contains certain customary representations and warranties, affirmative and negative covenants and events of default applicable to Amicus and the Guarantors, but does not include any financial covenants relating to the achievement or maintenance of revenue or cash flow. If an event of default occurs and is continuing, the Lender may declare all amounts outstanding under the Loan Agreement to be immediately due and payable.

The foregoing description of the Loan Agreement is qualified in its entirety by reference to such Loan Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Loan Agreement, dated as of September 19, 2018, by and among Amicus Therapeutics, Inc., as Borrower, certain subsidiaries of the Borrower, as Guarantors, and Biopharma Credit PLC, as Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amicus Therapeutics, Inc.

Date: September 25, 2018	By:	/s/ Ellen S. Rosenberg
Ellen S. Rosenberg
General Counsel and Corporate Secretary